UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Scio Diamond Technology Corporation
(Name of Registrant as Specified In Its Charter)

Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey
Marsha C. Bailey
Kenneth L. Smith
Bernard M. McPheely
James Carroll
Robert M. Daisley
Michael McMahon
Ben Wolkowitz
Craig Brown
Ronnie Kobrovsky
Lewis Smoak

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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Bernard M. McPheely
303 Golden Wings Way
Greer, South Carolina 29650
Telephone: (864) 915-0912
E-mail: bernmcpheely@gmail.com

April 18, 2014

Edward S. Adams, Esq.	Theodorus Strous
2010 West 49th Street	411 University Ridge, Suite D
Minneapolis, MN 55409	Greenville, SC 29601
E-Mail: edwardsadams@yahoo.com	E-Mail: tstrous@yahoo.com

Robert C. Linares	Mike McMahon
P.O. Box 336	411 University Ridge, Suite D
Sherborn, MA 01770	Greenville, SC 29601
E-mail: bob_linar@hotmail.com	E-mail: mmcmahon@sciodiamond.com

Re:  Recent Corporate Governance Changes

Gentlemen:

Save Scio is disappointed that Scio Diamond Technology Corporation’s (OTCBB: SCIO) Board of Directors is trying to rob stockholders of their ability to elect the management of their corporation by written consent—all the while knowing Scio has not held an annual meeting to elect directors in the last several years.  As if that weren’t enough, the Board has adopted a poison pill as a nuclear response to a nonexistent threat to acquire Scio’s shares.  We want to reverse the continuing actions of the current Board that have deprived the Company of any chance of success and, correspondingly, any chance for investors to realize value on their investments.

Rather than address Scio’s recent terrible financial results and have a meeting of stockholders—something they are legally required to do—the Board has attempted to further entrench themselves by amending the bylaws to avoid an election and attempting to wipe out the investments of stockholders who band together or buy more shares in order to elect new leadership with the adoption of the rights plan.

The performance of Scio over the past two years has made it crystal clear that only the Board can benefit from operations: the stock price has fallen from the low $3 range to $0.28; cash and cash equivalents have fallen from $808,506 to $159,011; losses from operations went from $2,137,936 in Fiscal 2012 to $7,294,874 in Fiscal 2013—we could go on but we think you get the picture.  Meanwhile Adams has funneled tens of thousands of dollars to his law firm while continuing to pay significant fees and even bonuses to directors.

This is not just a recent problem, though.  Scio has been run as a personal piggy bank by “Founders” Ed Adams and Robert Linares (Adams’ father-in-law—and a director) from its inception, siphoning millions along the way from the Company and stockholders by giving themselves millions of shares and causing the continuing drop of the stock price.

Since you may not be aware of this, we would like to call attention to the fact that a significant number of Scio shares are now owned by stockholders of a prior company started by Adams’ father-in-law, Linares (Apollo Diamond, Inc.).  Those shares were issued to these Apollo Diamond stockholders for $.01—at a time when Scio shares were selling for as much as $3.00.  Many existing Scio stockholders, who purchased their shares at prices significantly in excess of $.01 per share, were not told of any such obligation to Apollo Diamond stockholders at the time of their investments.  How did this happen?

Adams needed the Apollo assets to start Scio, but he didn't want to pay full value for them—even though he was a lawyer and officer for Apollo Diamond.  In his own words, Adams managed to secure Apollo Diamond’s equipment “valued from a replacement perspective at $15-23 million” for only $2 million—all to the detriment of then-Apollo Diamond stockholders.1  However, even a year after the Apollo Diamond stockholders had approved the transaction and after securing millions of shares in Scio for his own benefit and while selling millions of additional Scio shares to other investors, Adams and Scio still had not issued the promised shares or warrants to Apollo Diamond stockholders.  The real trick in covering his tracks was trying to keep the Apollo stockholders from suing by selling them cheap shares, and in the process wildly diluting existing Scio stockholders.  As an investor wouldn’t you have liked to have known that at the time?

1 Email sent by Ed Adams on May 6, 2011.

Don’t let Adams and his Board distract from the real issues.  Our attempt to elect directors isn’t a threat to Scio or other stockholders.  In fact, our sole objectives are to foster success and enhance stockholder value.  In the meantime we hope this will be the Adams’ Board’s final desperate attempt to snub its investors.

Sincerely,

Bernard M. McPheely

Additional Information

About Save Scio.  Save Scio is a group of concerned stockholders of Scio Diamond Technology Corporation (“Scio”) consisting of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, Kristoffer Mack, Paul Rapello, Glen R. Bailey and Marsha C. Bailey as joint tenants and Mr. Bailey in his individual capacity, Kenneth L. Smith, the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, James Carroll and the Guarantee & Trust Co. TTEE James Carroll r/o IRA, and Robert M. Daisley.  The details of our group, including names and share ownership, can be found on our Statement on Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, Amendment No. 1 filed with the Commission on March 24, 2014, and Amendment No. 2 filed with the Commission on April 14, 2014.

SAVE SCIO INTENDS TO FILE WITH THE COMMISSION A DEFINITIVE CONSENT  STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT CONSENTS FROM THE STOCKHOLDERS OF SCIO IN LIEU OF A MEETING. ALL STOCKHOLDERS OF SCIO ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS FROM THE STOCKHOLDERS OF SCIO BY SAVE SCIO AND BEN WOLKOWITZ, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON (COLLECTIVELY, THE “PARTICIPANTS”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SCIO AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, SAVE SCIO WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEX A TO THE SCHEDULE 14A FILED BY SAVE SCIO WITH THE SEC ON APRIL 14, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Bernard M. McPheely, Save Scio, phone: (864) 915-0912; email: bernmcpheely@gmail.com.